SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
May 24, 2011

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[           ]           Written communications pursuant to Rule 425 under the Securities Act

[           ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[           ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[           ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.03 below is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Simultaneously with entering into the credit agreement referenced in Item 2.03 below, Alliance Data Systems Corporation (the “Company”) terminated the following existing credit facilities: (i) Credit Agreement, dated as of September 29, 2006, among the Company, certain subsidiaries parties thereto as Guarantors, Bank of Montreal, as Administrative Agent, Co-Lead Arranger and Sole Book Runner, and various other agents and banks, as amended from time to time (the “2006 Credit Facility”); (ii) Term Loan Agreement, dated as of May 15, 2009, among the Company, certain subsidiaries parties thereto as Guarantors, Bank of Montreal, as Administrative Agent, Co-Lead Arranger and Book Runner, and various other agents and banks, as amended (the “2009 Term Loan”); and (iii) Term Loan Agreement, dated as of August 6, 2010, among the Company, certain subsidiaries parties thereto as Guarantors, Bank of Montreal, as Administrative Agent, Co-Lead Arranger and Book Runner, and various other agents and banks, as amended (the “2010 Term Loan,” and together with the 2006 Credit Facility and the 2009 Term Loan, the “Prior Facilities”).  In connection with the termination of the Prior Facilities, the Company repaid approximately $1 billion in outstanding indebtedness under the Prior Facilities. The lending commitments under the Prior Facilities were each scheduled to expire on March 30, 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

General Information

On May 24, 2011, the Company, as “Borrower”, and ADS Alliance Data Systems, Inc., ADS Foreign Holdings, Inc., Alliance Data Foreign Holdings, Inc., Epsilon Marketing Services, LLC,  Epsilon Data Management, LLC, Comenity LLC and Alliance Data FHC, Inc. (collectively, the “Guarantors”) entered into a Credit Agreement with SunTrust Bank and Bank of Montreal, as Co-Administrative Agents, Bank of Montreal as Letter of Credit Issuer, and various other agents and lenders (the “2011 Credit Agreement”). The 2011 Credit Agreement provides for a $792,500,000 term loan and a $792,500,000 revolving credit facility with a U.S. $65,000,000 sublimit for Canadian Dollar borrowings and a $65,000,000 sublimit for swing line loans. The 2011 Credit Agreement includes an uncommitted accordion feature of up to $415,000,000 in the aggregate allowing for future incremental borrowings, subject to certain conditions.  At the closing, the Company borrowed approximately $1 billion under the 2011 Credit Agreement, consisting of $792,500,000 in term loans and the remainder from the revolving credit facility, to pay off the Prior Facilities and for general corporate purposes. Proceeds from advances under the 2011 Credit Agreement will also be used to finance working capital, permitted acquisitions and stock repurchases as well as for general corporate purposes.

The loans under the 2011 Credit Agreement are scheduled to mature on May 24, 2016.  The term loan provides for aggregate principal payments equal to 2.5% of the initial term loan amount in each of the first and second year and 5% of the initial term loan amount in each of the third, fourth and fifth year of the term loan, payable in equal quarterly installments beginning September 30, 2011.  The 2011 Credit Agreement is unsecured.

Interest Rates and Fees

Advances under the Credit Agreement are in the form of either base rate loans or eurodollar loans and may be denominated in U.S. dollars or Canadian dollars. The interest rate for base rate loans denominated in U.S. dollars fluctuates and is equal to the highest of (i) the Bank of Montreal’s prime rate; (ii) the Federal funds rate plus 0.5% and (iii) the rate per annum for a one-month interest period that appears on the LIBOR01 page as of 11:00 a.m. (London, England time) plus 1.0%, in each case plus a margin of 0.75% to 1.25% based upon the Company’s Senior Leverage Ratio as defined in the 2011 Credit Agreement. The interest rate for base rate loans denominated in Canadian dollars fluctuates and is equal to the higher of (i) the Bank of Montreal’s prime rate for Canadian dollar loans and (ii) the CDOR rate plus 1%, in each case plus a margin of 0.75% to 1.25% based upon the Company’s Senior Leverage Ratio as defined in the 2011 Credit Agreement. The interest rate for eurodollar loans denominated in U.S. or Canadian dollars fluctuates based on the rate at which deposits of U.S. dollars or Canadian dollars, respectively, in the London interbank market are quoted plus a margin of 1.75% to 2.25% based upon the Company’s Senior Leverage Ratio as defined in the 2011 Credit Agreement.

Among other fees, the Company pays a commitment fee of 0.25% to 0.30% per annum (due quarterly) on the aggregate unused revolving commitments under the 2011 Credit Agreement based upon the Company’s Senior Leverage Ratio as defined in the 2011 Credit Agreement. The Company will also pay fees with respect to any letters of credit issued under the 2011 Credit Agreement.

Covenants and Events of Acceleration

The 2011 Credit Agreement contains usual and customary negative covenants for transactions of this type, including, but not limited to, restrictions on the Company’s ability, and in certain instances, its subsidiaries’ ability, to consolidate or merge; substantially change the nature of its business; sell, lease or otherwise transfer any substantial part of its assets; create or incur indebtedness; create liens; pay dividends; and make investments or acquisitions. The negative covenants are subject to certain exceptions as specified in the 2011 Credit Agreement. The 2011 Credit Agreement also requires the Company to satisfy certain financial covenants, including maximum ratios of Total Leverage and Senior Leverage as determined in accordance with the 2011 Credit Agreement and a minimum ratio of Consolidated Operating EBITDA to Consolidated Interest Expense as determined in accordance with the 2011 Credit Agreement.

The 2011 Credit Agreement also includes customary events of default, including, among other things, payment default, covenant default, breach of representation or warranty, bankruptcy, cross-default, material ERISA events, a change of control of the Company, material money judgments and failure to maintain subsidiary guarantees.

Qualification

The preceding summary of the 2011 Credit Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On May 26, 2011, the Company issued a press release announcing that it had entered into the 2011 Credit Agreement.  A copy of this press release is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1
Credit Agreement, dated as of May 24, 2011, by and among Alliance Data Systems Corporation, as borrower, and certain subsidiaries parties thereto, as guarantors, SunTrust Bank and Bank of Montreal, as Co-Administrative Agents, and various other agents and lenders.

99.1	Press Release dated May 26, 2011 announcing the 2011 Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: May 26, 2011	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1
Credit Agreement, dated as of May 24, 2011, by and among Alliance Data Systems Corporation, as borrower, and certain subsidiaries parties thereto, as guarantors, SunTrust Bank and Bank of Montreal, as Co-Administrative Agents, and various other agents and lenders.

99.1	Press Release dated May 26, 2011 announcing the 2011 Credit Agreement.